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                                                                    Exhibit 99.1


Titan Reports Record Results for Fiscal 1999                         Page 1 of 6


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                  TITAN REPORTS RECORD RESULTS FOR FISCAL 1999;
              FOURTH QUARTER REVENUES INCREASE 56% TO $132 MILLION;
                FOURTH QUARTER EPS INCREASE 38% TO $.18 PER SHARE
================================================================================
SAN DIEGO, JANUARY 31, 2000 -- THE TITAN CORPORATION (NYSE:TTN) today reported record revenues of $132 million and pro forma net income from continuing operations of $8.3 million or $.18 per share (diluted) for the fourth quarter of fiscal year 1999. This represents an increase in net income from continuing operations of 73% over fourth quarter 1998 results adjusted for acquisition related charges and other credits, net of taxes. Revenues in the fourth quarter of fiscal 1999 increased 56% over revenues of $85 million for the year ago quarter. These results do not include a net credit of $28.9 million reflecting the $41.8 million gain the Company realized during the fourth quarter on the sale of its minority ownership interest in IPivot, net of acquisition, integration and other reorganization costs. (See attached schedule of Other Financial Information).

For fiscal year 1999, Titan reported record revenues of $407 million and pro forma net income from continuing operations of $21.2 million, or $.46 per share (diluted). These record results were driven by very strong revenue growth across each of Titan's businesses, most notably Titan Wireless and Cayenta. For fiscal year 1999, revenues in Titan Wireless increased more than 300%, revenues in Titan's Software Systems segment, which includes Cayenta, increased more than 100%, revenues in Titan Scan, Titan's medical sterilization and food pasteurization business increased 28%, and revenues in Titan Systems, Titan's defense information technology business, increased 20% over fiscal year 1998.

"1999 was a milestone year for Titan," said GENE W. RAY, Chairman, President, and CEO of Titan. "We achieved significant progress in building our reputation as a technology incubator by growing each of our three commercial businesses to profitability, and realizing a significant gain on the sale of IPivot to Intel. IPivot is an example of our technology spin off strategy whereby we bring value to Titan shareholders by utilizing outside capital resources. We continue to believe that our strategy of identifying promising technologies within Titan, and developing commercial businesses is the best way to use Titan's core competencies to build shareholder value. We look forward to the first quarter of 2000 with the goal of setting new revenue growth records for our commercial businesses," Ray continued.

"Other important events for Titan in the fourth quarter include:

     - the opening of our electron beam food pasteurization facility in Sioux City, Iowa;

     - the execution of a definitive agreement to acquire Advanced Communication Systems which will bring the annual revenues of our defense business to almost two-thirds of a billion dollars;

     - the launching of our satellite based long distance telephone service in five additional countries, bringing the total number of countries we are providing satellite telephony service to eight," Ray concluded.

              HIGHLIGHTS OF FINANCIAL PERFORMANCE BY BUSINESS UNIT


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                                                                     Page 2 of 6


SOFTWARE SYSTEMS
Revenues from Titan's Software Systems segment, which includes Cayenta, increased 102% to $16.6 million in the fourth quarter of fiscal 1999 from $8.2 million in the fourth quarter of fiscal 1998. Increased revenues were primarily driven by the growth of Cayenta's enterprise application integration business, with contracts from Sempra Energy, the FAA, the District of Columbia and Waste Management contributing significantly in the fourth quarter. To a lesser extent, the acquisition of an enterprise asset management software company in November 1999, and an e-commerce software company in December 1999 also contributed to fiscal fourth quarter revenue growth. Software Systems' operating profit for the fourth quarter of fiscal 1999 increased 52% to $2.9 million compared to $1.9 million in the same quarter a year ago.

TITAN SCAN
Revenues in the Titan Scan segment increased 37% to $4.3 million in the fourth quarter of fiscal 1999 from $3.1 million in the fourth quarter of fiscal 1998. Scan's operating profit for the fourth quarter of fiscal 1999 increased 91% to $1.2 million compared to $600,000 in the same quarter a year ago. Increased revenues and a significant margin improvement were due primarily to increased capacity of Scan's contract medical product sterilization facilities, and to a lesser extent from the recognition of revenues in Scan's food pasteurization business. In the fourth quarter of 1999, revenue was recognized from the sale of an X-ray sterilization system to Hawaii Pride, which marked Scan's first sale of a food-related system. Titan expects that an increased percentage of Scan's revenue will come from its electron beam food pasteurization business in fiscal 2000.

TITAN WIRELESS
Revenues in the Titan Wireless segment increased over 20 fold to $17.4 million in the fourth quarter of fiscal 1999 from $700,000 in the fourth quarter of fiscal 1998. Continued shipments of hardware to Benin, and to a lesser extent, the launching of international long distance service by Titan's joint venture, Sakon LLC in the countries of El Salvador, Cameroon, Jordan, Kuwait, and Saudi Arabia resulted in substantial revenue increases in the fourth quarter of fiscal 1999 over the same period a year ago. Titan Wireless' operating profit for the fourth quarter of fiscal 1999 increased to $3.4 million compared to a loss of $1.7 million during the same period a year ago. Included in fourth quarter of fiscal 1999 operating profit is $2.5 million related to a reduction of a valuation allowance on amounts due from a certain customer. While a majority of Titan Wireless' revenues in the fourth quarter and for all of fiscal 1999 were derived from equipment sales, Titan expects a substantial increase in the percentage of revenues attributable to telephony services in fiscal 2000, beginning as early as the first fiscal quarter.

TITAN SYSTEMS
Revenues in the Titan Systems segment, which includes all of the business units providing information technology and communications solutions to defense and intelligence and other U.S. and allied government agencies, increased 29% to $91.9 million in the fourth quarter of fiscal 1999 from $71.1 million in the fourth quarter of fiscal 1998. Increased revenues resulted in part from strong demand for Titan Systems' manpacks and signal processing antennas and for increased demand for systems design and integration services as well as from the acquisitions of System Resources Corporation in June 1999 and Atlantic Aerospace Electronics Corporation in July 1999. Titan Systems' operating profit for the fourth quarter of fiscal 1999 was $8.1 million compared to $10.3 million in the same period a year ago. An increase in revenue volume requiring a greater utilization of subcontractors, and substantially increased planned investments in research and development for certain imaging and video processing products resulted in reduced margins. Titan expects this trend to continue in fiscal year 2000.


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                                                                     Page 3 of 6


Headquartered in San Diego, California, The Titan Corporation is a leading diversified technology company that provides information technology, communications and electron beam food pasteurization and medical sterilization systems and services. Three of Titan's five segments develop and deploy communications and information technology solutions and services. In addition, Titan markets the leading technology for the electronic pasteurization of food products and is continually identifying promising technologies suitable for commercialization. The company has 3,200 employees, annualized sales of over $500 million and total backlog in excess of $1 billion.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including our spin-off strategy, our expectations as to future sources of revenues, our expected annual Titan Systems revenues, our outlook on the future performance of our segments and our growth strategies, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the risk that the primary commercial markets targeted by Cayenta, Titan Scan and Titan Wireless are emerging markets and that the Company's principal products and services will not gain market acceptance, the Company's limited history of commercializing businesses and the risk that it will not be successful, the Company's dependence on continued funding of U.S. Department of Defense programs, government contract procurement and termination risks and audit risks, risks associated with acquiring other companies, including integration risks, and other risks described in the Company's Securities and Exchange Commission filings.


                           Investor Relations Contact:
                                  Rochelle Bold
                        Vice President Investor Relations
                       (858) 552-9400 or INVEST@TITAN.COM


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                                                                     Page 4 of 6


                              THE TITAN CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                  Three months ended      Year ended
                                      December 31,        December 31,
                                    1999      1998      1999      1998
                                  --------  --------  --------  --------
Revenues                          $132,492  $ 84,750  $406,551  $303,428
                                  --------  --------  --------  --------

Costs and expenses:
  Cost of revenues                 103,222    63,225   314,369   232,041
  Selling, general and
    administrative expense          13,626    10,617    46,583    37,553
  Research and development
    expense                          1,373     1,565     6,690     5,590
  Acquisition related charges
    and other                      (28,880)    5,338   (28,880)    9,891
                                  --------  --------  --------  --------
    Total costs and expenses        89,341    80,745   338,762   285,075
                                  --------  --------  --------  --------

Operating profit                    43,151     4,005    67,789    18,353
Interest expense - net              (2,479)   (1,848)   (8,606)   (6,985)
                                  --------  --------  --------  --------
Income from continuing operations
  before income taxes and
  cumulative effect of change in
  accounting principle and income
  taxes                             40,672     2,157    59,183    11,368
Income tax provision                16,430       819    21,983     4,155
                                  --------  --------  --------  --------
Income from continuing operations
  before cumulative effect of
  change in accounting principle    24,242     1,338    37,200     7,213
Cumulative effect of change in
  accounting principle, net of
  taxes                                -         -         -     (19,474)
Loss from discontinued operations,
  net of taxes                      (5,600)   (1,827)   (5,600)   (7,444)
                                  --------  --------  --------  --------

Net income (loss)                   18,642      (489)   31,600   (19,705)
Dividend requirements on
  preferred stock                     (174)     (173)     (695)     (778)
Net income (loss) applicable to
  common stock                    $ 18,468  $   (662) $ 30,905  $(20,483)
                                  ========  ========  ========  ========

Basic earnings (loss) per share:
  Income from continuing
    operations before cumulative
    effect of change in
    accounting principle          $   0.56  $   0.03  $   0.93  $   0.18
  Cumulative effect of change
    in accounting principle            -         -         -       (0.56)
  Loss from discontinued
    operations                       (0.13)    (0.05)    (0.14)    (0.21)
                                  --------  --------  --------  --------
  Net income (loss)               $   0.43  $  (0.02) $   0.79  $  (0.59)
                                  ========  ========  ========  ========

  Weighted average shares           42,748    35,604    39,318    34,895
                                  ========  ========  ========  ========









Diluted earnings (loss) per share:
  Income from continuing
    operations before cumulative
    effect of change in
    accounting principle          $   0.52  $   0.03  $   0.81  $   0.18
  Cumulative effect of change in
    accounting principle               -         -         -       (0.54)
  Loss from discontinued
    operations                       (0.12)    (0.05)    (0.12)    (0.21)
                                  --------  --------  --------  --------
  Net income (loss)               $   0.40  $  (0.02) $   0.69  $  (0.57)
                                  ========  ========  ========  ========

  Weighted average shares           46,605    36,643    46,032    36,177
                                  ========  ========  ========  ========



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                                                                     Page 5 of 6


                              THE TITAN CORPORATION
                               SEGMENT INFORMATION
                            (in thousands of dollars)


                                  Three months ended      Year ended
                                      December 31,        December 31,
                                    1999      1998      1999      1998
                                  --------  --------  --------  --------
Revenues:
  Titan Systems                   $ 91,867  $ 71,076  $311,412  $259,442
  Software Systems                  16,592     8,228    45,922    21,470
  Titan Scan                         4,310     3,135    14,295    11,184
  Titan Wireless                    17,440       713    27,325     6,717
  Emerging Technologies
    and Businesses                   2,283     1,598     7,597     4,615
                                  --------  --------  --------  --------
                                  $132,492  $ 84,750  $406,551  $303,428
                                  ========  ========  ========  ========

Operating profit (loss):
  Titan Systems                   $  8,085  $ 10,297  $ 29,689  $ 32,488
  Software Systems                   2,900     1,905     9,073     5,137
  Titan Scan                         1,182       618     2,850     1,121
  Titan Wireless                     3,407    (1,720)    5,063    (4,334)
  Emerging Technologies
    and Businesses                     623       269     1,355        34
  Acquisition related charges
    and other                       28,880    (5,338)   28,880    (9,891)
                                  --------  --------  --------  --------

  Segment operating profit
    before Corporate                45,077     6,031    76,910    24,555
  Corporate                         (1,926)   (2,026)   (9,121)   (6,202)
                                  --------  --------  --------  --------
                                  $ 43,151  $  4,005  $ 67,789  $ 18,353
                                  ========  ========  ========  ========



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                                                                     Page 6 of 6


                           OTHER FINANCIAL INFORMATION
                      (in thousands, except per share data)

             COMPUTATION OF PRO FORMA INCOME AND EARNINGS PER SHARE
                           FROM CONTINUING OPERATIONS


                                  Three months ended      Year ended
                                      December 31,        December 31,
                                    1999      1998      1999      1998
                                  --------  --------  --------  --------
Income from continuing operations
  before income taxes and
  cumulative effect of change in
  accounting principle            $ 40,672  $  2,157  $ 59,183  $ 11,368
Less: Acquisition related charges
  and other                        (28,880)    5,338   (28,880)    9,891
                                  --------  --------  --------  --------
                                    11,792     7,495    30,303    21,259
Proforma income tax provision        3,538     2,736     9,091     7,760
                                  --------  --------  --------  --------
Proforma income from continuing
  operations before cumulative
  effect of change in accounting
  principle                          8,254     4,759    21,212    13,499
Dividend requirements on
  preferred stock*                     -        (173)     (695)     (778)
                                  --------  --------  --------  --------
Proforma net income applicable
  to common stock                 $  8,254  $  4,586  $ 20,517  $ 12,721
                                  ========  ========  ========  ========

Diluted weighted average shares     46,605    36,643    46,032    36,177
                                  ========  ========  ========  ========

Proforma diluted earnings
  per share                       $   0.18  $   0.13  $   0.46  $   0.35
                                  ========  ========  ========  ========



* Preferred dividends not included in calculation of earnings per share for the fourth quarter of 1999 as the effect would be anti-dilutive.